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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 related to United HealthCare Corporation's acquisition of Louisiana Independent Physicians Association, Inc. of our reports dated (i) February 13, 1996, included in Louisiana Independent Physicians Association, Inc.'s Financial Statements for the year ended December 31, 1995, and (ii) February 29, 1996, incorporated by reference in United HealthCare Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.



                                           ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
April 30, 1996